                                                                     EXHIBIT 2.3

================================================================================

                           EMPLOYEE MATTERS AGREEMENT


                                  by and among


                             CONEXANT SYSTEMS, INC.,


                              WASHINGTON SUB, INC.


                                       and


                             ALPHA INDUSTRIES, INC.


================================================================================

                                  June 25, 2002

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I                    DEFINITIONS....................................................................   4
         Section 1.01        General........................................................................   4

ARTICLE II                   EMPLOYEES......................................................................   8
         Section 2.01        Employees......................................................................   8

ARTICLE III                  SAVINGS PLANS..................................................................  10
         Section 3.01        Retirement Savings Plan........................................................  10
         Section 3.02        Hourly Employees' Savings Plan.................................................  10
         Section 3.03        Non-Qualified Retirement Savings Plan..........................................  10

ARTICLE IV                   PENSION PLANS..................................................................  11
                             [INTENTIONALLY OMITTED]........................................................  11

ARTICLE V                    STOCK PLANS....................................................................  11
         Section 5.01        Stock Plans....................................................................  11

ARTICLE VI                   OTHER EMPLOYEE PLANS AND MATTERS...............................................  12
         Section 6.01        Welfare Plans..................................................................  12
         Section 6.02        Incentive Compensation Plans...................................................  15
         Section 6.03        Deferred Compensation Plan.....................................................  15
         Section 6.04        Severance Pay..................................................................  16
         Section 6.05        Employment, Consulting and Other Employee Related Agreements...................  16
         Section 6.06        Employee Stock Purchase Plans..................................................  17
         Section 6.07        VERP...........................................................................  17
         Section 6.08        Performance Share Plan.........................................................  19
         Section 6.09        Other Liabilities..............................................................  19

ARTICLE VII                  MISCELLANEOUS..................................................................  20
         Section 7.01        Indemnification................................................................  20
         Section 7.02        Sharing of Information.........................................................  20
         Section 7.03        Entire Agreement; Construction.................................................  20
         Section 7.04        Survival of Agreements.........................................................  21
         Section 7.05        Governing Law..................................................................  21
         Section 7.06        Notices........................................................................  21
         Section 7.07        Amendments.....................................................................  21
         Section 7.08        Assignment.....................................................................  21
         Section 7.09        Captions; Currency.............................................................  22
         Section 7.10        Severability...................................................................  22
         Section 7.11        Parties in Interest............................................................  22
         Section 7.12        Schedules......................................................................  22
         Section 7.13        Change of Name.................................................................  22
         Section 7.14        Waivers; Remedies..............................................................  23

                                                                                                             Page
                                                                                                             ----
         Section 7.15        Counterparts...................................................................  23
         Section 7.16        Performance....................................................................  23
         Section 7.17        Dispute Resolution.............................................................  23
         Section 7.18        Cooperation....................................................................  23
         Section 7.19        Interpretation.................................................................  24

                           EMPLOYEE MATTERS AGREEMENT


         EMPLOYEE MATTERS AGREEMENT (this "Agreement") dated as of June 25, 2002 by and among CONEXANT SYSTEMS, INC., a Delaware corporation ("Conexant"), WASHINGTON SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Conexant ("Washington"), and ALPHA INDUSTRIES, INC., a Delaware corporation ("Alpha").

         WHEREAS, Conexant, Washington and Alpha have entered into an Agreement and Plan of Reorganization dated as of December 16, 2001, as amended as of April 12, 2002 (the "Merger Agreement"), providing for, among other things, the merger of Washington with and into Alpha, with Alpha being the surviving corporation;

         WHEREAS, Conexant and Washington also have entered into a Contribution and Distribution Agreement dated as of December 16, 2001, as amended (the "Distribution Agreement"), pursuant to which (a) all the Washington Assets (as defined in the Distribution Agreement) will be contributed to Washington and/or to one or more of the Washington Subsidiaries (as defined in the Distribution Agreement) and all of the Washington Liabilities (as defined in the Distribution Agreement) will be assumed by Washington and/or by one or more of the Washington Subsidiaries, all as provided in the Distribution Agreement (the "Contribution") and (b) issued and outstanding shares of Common Stock, par value $.01 per share, of Washington ("Washington Common Stock") will be distributed on a pro rata basis to Conexant's stockholders as provided in the Distribution Agreement (the "Distribution");

         WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Merger Agreement to consummate the Merger (as defined in the Merger Agreement);

         WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Distribution Agreement to consummate the Distribution; and

         WHEREAS, in connection with the Contribution and the Distribution, Conexant and Washington have determined that it is appropriate and desirable to provide for the allocation of certain assets and liabilities and certain other matters relating to employees, employee benefit plans and compensation arrangements;

         NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS


         Section 1.01 General. Capitalized terms used in this Agreement (or in any Schedule to this Agreement) but not defined herein (other than the names of employee benefit plans) will have the meanings ascribed to such terms in the Distribution Agreement. As used in this Agreement (or in any Schedule to this Agreement), the terms defined in Schedule 1.01 have the meanings set forth in
Schedule 1.01 and the following terms have the following meanings (in each case, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACTIVE CONEXANT EMPLOYEE" means any individual who, immediately after the Time of Distribution, will be employed by a member of the Conexant Group pursuant to Section 2.01(b).

                  "ACTIVE WASHINGTON EMPLOYEE" means any individual who, immediately after the Time of Distribution, will be employed by a member of the Washington Group pursuant to Section 2.01(a).

                  "AGREEMENT" has the meaning set forth in the preamble.

                  "ALPHA" has the meaning set forth in the preamble.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

                  "CONEXANT" has the meaning set forth in the preamble.

                  "CONEXANT DEFERRED COMPENSATION PLAN" means the Conexant Systems, Inc. Deferred Compensation Plan, including all amendments thereto through the Distribution Date.

                  "CONEXANT DEFERRED COMPENSATION PLAN RABBI TRUST" means the Conexant Systems, Inc. master rabbi trust relating to the Conexant Deferred Compensation Plan, including all amendments thereto through the Distribution Date.

                  "CONEXANT 1999 ESPP" means the Conexant Systems, Inc. 1999 Employee Stock Purchase Plan, including all amendments thereto through the Distribution Date, under which no Offering Periods (as defined in the plan) are currently outstanding.

                  "CONEXANT 2001 ESPP" means the Conexant Systems, Inc. 2001 Employee Stock Purchase Plan, including all amendments thereto through the Distribution Date.

                  "CONEXANT HOURLY SAVINGS PLAN" means the Conexant Systems, Inc. Hourly Employees' Savings Plan, including all amendments thereto through the Distribution Date.

                  "CONEXANT NON-QUALIFIED ESPP" means the Conexant Systems, Inc. Non-Qualified Employee Stock Purchase Plan, including all amendments thereto through the Distribution Date.

                  "CONEXANT NON-QUALIFIED SAVINGS PLAN" means the Conexant Systems, Inc. Non-Qualified Retirement Savings Plan, including all amendments thereto through the Distribution Date.

                  "CONEXANT OPTION" means an option to purchase from Conexant shares of Conexant Common Stock granted pursuant to or governed by one of the Conexant Stock Plans which is outstanding immediately prior to the Time of Distribution.

                  "CONEXANT PARTICIPANT" means any individual who, immediately after the Time of Distribution, is (a) an Active Conexant Employee, (b) a Former Conexant Employee or (c) a beneficiary of either of the foregoing.

                  "CONEXANT PERFORMANCE SHARE PLAN" means the Conexant Systems, Inc. 2001 Performance Share Plan, including all amendments thereto through the Distribution Date.

                  "CONEXANT SAVINGS PLAN" means the Conexant Systems, Inc. Retirement Savings Plan, including all amendments thereto through the Distribution Date.

                  "CONEXANT SPLIT OPTION" means each Conexant Option (other than the Mindspeed March 30 Options).

                  "CONEXANT STOCK PLANS" means each of the following plans:

                           (i)      Conexant Systems, Inc. 1998 Stock Option
                                    Plan;

                           (ii) Conexant Systems, Inc. 1999 Long-Term Incentives Plan;

                           (iii) Conexant Systems, Inc. 2000 Non-Qualified Stock Plan;

                           (iv)     Conexant Systems, Inc. Directors Stock Plan;

                           (v)      Istari Design, Inc. 1997 Stock Option Plan;

                           (vi) Microcosm Communications Limited Stock Option Plan;

                           (vii) Maker Communications, Inc. 1999 Stock Incentive Plan;

                           (viii) Maker Communications, Inc. 1996 Stock Option Plan;

                           (ix) Applied Telecom, Inc. 2000 Non-Qualified Stock Option Plan;

                           (x)      Philsar Semiconductor Inc. Stock Option
                                    Plan;

                           (xi)     Sierra Imaging, Inc. 1996 Stock Option Plan;

                           (xii)    HotRail, Inc. 1997 Equity Incentive Plan;

                           (xiii)   HotRail, Inc. 2000 Equity Plan;

                           (xiv)    NetPlane Systems, Inc. Stock Option Plan;

                           (xv) Novanet Semiconductor Ltd. Employee Shares Option Plan; and

                           (xvi) HyperXS Communications, Inc. 2000 Stock Option Plan;

in each case, including all amendments thereto through the Distribution Date.

                  "CONEXANT VERP" means the Conexant Systems, Inc. Voluntary Early Retirement Program, including all amendments thereto through the Distribution Date.

                  "CONEXANT VERP TRUST" means the Conexant Systems, Inc. trust relating to the Conexant VERP, including all amendments thereto through the Distribution Date.

                  "CONEXANT WELFARE PLANS" has the meaning set forth in Section 6.01(a).

                  "CONTRIBUTION" has the meaning set forth in the recitals.

                  "DISTRIBUTION" has the meaning set forth in the recitals.

                  "DISTRIBUTION AGREEMENT" has the meaning set forth in the recitals.

                  "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

                  "FORMER CONEXANT EMPLOYEE" means any Pre-Distribution Group Employee who is not, immediately after the Time of Distribution, an Active Conexant Employee or an Active Washington Employee, and whose most recent active employment with Conexant or any other member of the Pre-Distribution Group (but with respect to each such member who has ceased to be an Affiliate of Conexant or its predecessors, prior to the time that such member of the Pre-Distribution Group ceased to be an Affiliate of Conexant or its predecessors) was with the Conexant Business.

                  "FORMER WASHINGTON EMPLOYEE" means any Pre-Distribution Group Employee who is not, immediately after the Time of Distribution, an Active Washington Employee or an Active Conexant Employee, and whose most recent active employment with Conexant or any other member of the Pre-Distribution Group (but with respect to each such member who has ceased to be an Affiliate of Conexant or its predecessors, prior to the time that such member of the Pre-Distribution Group ceased to be an Affiliate of Conexant or its predecessors) was with the Washington Business or, to the extent such Pre-Distribution Group Employee's function was primarily related to the Washington Business, the corporate office of Conexant.


                  "INCENTIVE COMPENSATION PLANS" means each of the following plans:

                           (i) Peak Performance Plan, Conexant's Annual Incentive Plan;

                           (ii)     Peak Performance Plan - Marketing,
                                    Conexant's Annual Incentive Plan; and

                           (iii)    Conexant Systems, Inc. FY02 Sales
                                    Compensation Plan.

                  "MERGER AGREEMENT" has the meaning set forth in the recitals.

                  "MINDSPEED MARCH 30 OPTIONS" means those Conexant Options granted to employees of Conexant's Mindspeed Technologies business on March 30, 2001 and those Conexant Options held by persons in certain foreign locations (none of whom is an Active Washington Employee), as determined by the Compensation and Management Development Committee of the Board of Directors of Conexant and set forth on Schedule 1.01(b).

                  "PRE-DISTRIBUTION GROUP" has the meaning set forth in the Distribution Agreement.

                  "PRE-DISTRIBUTION GROUP EMPLOYEE" means any individual who was, at any time prior to the Time of Distribution, employed by Conexant or any other member of the Pre-Distribution Group (but with respect to each such member who has ceased to be an Affiliate of Conexant or its predecessors, prior to the time that such member of the Pre-Distribution Group ceased to be an Affiliate of Conexant or its predecessors).

                  "RETURNING WASHINGTON EMPLOYEE" has the meaning set forth in
         Section 2.01(c).

                  "WASHINGTON" has the meaning set forth in the preamble.

                  "WASHINGTON COMMON STOCK" has the meaning set forth in the recitals.

                  "WASHINGTON ESPP" has the meaning set forth in Section
         6.06(a).

                  "WASHINGTON NON-QUALIFIED ESPP" has the meaning set forth in
         Section 6.06(a).

                  "WASHINGTON OPTION" means an option to purchase from Washington shares of Washington Common Stock provided to a holder of a Conexant Split Option pursuant to Section 5.01(a).

                  "WASHINGTON PARTICIPANT" means any individual who, immediately after the Time of Distribution, is (a) an Active Washington Employee,
         (b) a Former Washington Employee or (c) a beneficiary of either of the foregoing.

                  "WASHINGTON SAVINGS PLAN" has the meaning set forth in Section 3.01(a).

                  "WASHINGTON STOCK PLANS" has the meaning set forth in Section 5.01(b).

                  "WASHINGTON VERP" has the meaning set forth in Section
         6.07(a).

                  "WASHINGTON VERP TRUST" has the meaning set forth in Section 6.07(a).

                  "WASHINGTON WELFARE PLANS" has the meaning set forth in
         Section 6.01(a).

                  "WELFARE PLAN" means an employee welfare benefit plan as defined in Section 3(1) of ERISA, including medical, vision, dental and other health plans, retiree health plans, life insurance plans, retiree life insurance plans, accidental death and dismemberment plans, long-term disability plans and severance pay plans.

                  "WIRELESS EMPLOYEE" has the meaning set forth in Section 2.01(c).

                                   ARTICLE II

                                    EMPLOYEES


         Section 2.01 Employees. (a) Each individual who is employed by Conexant or any of its Subsidiaries (including members of the Washington Group and members of the Conexant Group) immediately prior to the Time of Distribution and who is identified on the attached Schedule 2.01 (including those individuals identified on Schedule 2.01 who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will be or will continue to be employed by a member of the Washington Group immediately after the Time of Distribution and will be an Active Washington Employee.

         (b) Each individual (other than those identified on Schedule 2.01) who is employed by Conexant or any of its Subsidiaries (including members of the Washington Group and members of the Conexant Group) immediately prior to the Time of Distribution (including those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will be or will continue to be employed by a member of the Conexant Group immediately after the Time of Distribution and will be an Active Conexant Employee.

         (c) Notwithstanding the foregoing, in the event that on or prior to December 31, 2003, any Active Washington Employee returns directly from employment with Alpha or any of its Subsidiaries to employment with Conexant or any of its Subsidiaries (a "Returning Washington Employee") or any Active Conexant Employee leaves employment with Conexant or any of its Subsidiaries and is employed directly by Alpha or any of its Subsidiaries (a "Wireless Employee"), in each case, with the prior written consent of either (x) both the Chief Executive Officer of Conexant and the Chief Executive Officer of Alpha or (y) both the Senior Vice President, Human Resources of Conexant and the Vice President, Human Resources of Alpha, then:

                  (i) Conexant shall credit such Returning Washington Employee
         (A) under welfare benefit plans of Conexant and its Subsidiaries with all service and other items which have been credited or accumulated for the benefit of such Returning Washington Employee under the corresponding welfare benefit plans of Alpha or its Subsidiaries and
         (B) with all service with Alpha and its Subsidiaries for purposes of eligibility and vesting (but not for benefit accrual or contributions) under any savings plan, retirement plan, stock option plan, incentive compensation plan, deferred compensation plan, performance share plan, employee stock purchase plan or other similar plan of Conexant and its Subsidiaries, and such Returning Washington Employee will be considered to have been in continuous service with Conexant and its Subsidiaries during the combined period of employment with both Conexant and its Subsidiaries and Alpha and its Subsidiaries and will not be considered to have terminated employment with Conexant and its Subsidiaries as a result of the Distribution and the Merger; and

                  (ii) Alpha shall credit such Wireless Employee (A) under welfare benefit plans of Alpha and its Subsidiaries with all service and other items which have been credited or accumulated for the benefit of such Wireless Employee under any welfare benefit plans of Conexant or its Subsidiaries and (B) with all service with Conexant and its Subsidiaries for purposes of eligibility and vesting (but not for benefit accrual or contributions) under any savings plan, retirement plan, stock option plan, incentive compensation plan, deferred compensation plan, performance share plan, employee stock purchase plan or other similar plan of Alpha and its Subsidiaries, as if such Wireless Employee had become an Active Washington Employee as of the Time of Distribution pursuant to the terms of this Agreement.

                  (d) Effective as of the Time of Distribution, (i) for immigration purposes Washington will be the successor-in-interest to any and all pending or approved visa petitions (whether with the U.S. Immigration and Naturalization Service or U.S. Department of Labor), including pending or completed Labor Condition Applications, made by Conexant and its Subsidiaries with respect to Active Washington Employees, and Washington will adopt and accept all representations made by Conexant in any of these petitions and applications, (ii) Washington will adopt any Labor Condition Application included in the "Public Access Folders" for Active Washington Employees who have H-1B visas, and (iii) Washington will adopt any existing I-9 certifications of Conexant and its Subsidiaries with respect to Active Washington Employees.

                  (e) Nothing contained in this Section 2.01 is intended to confer upon any employee of the Conexant Group or the Washington Group any right to continued employment after the Time of Distribution.

                                   ARTICLE III

                                  SAVINGS PLANS


         Section 3.01 Retirement Savings Plan. (a) As of the Effective Time, Washington or Alpha will have established, and will cover Active Washington Employees who were eligible to participate in the Conexant Savings Plan prior to the Time of Distribution under, a new or existing defined contribution plan (the "Washington Savings Plan"), which will be qualified pursuant to Sections 401(a) and 401(k) of the Code, and will have established a related trust which will be exempt from taxation under Section 501(a) of the Code. The Washington Savings Plan will credit each participating Active Washington Employee thereunder for purposes of eligibility and vesting with all service which had been credited to such employee for such purposes under the Conexant Savings Plan immediately prior to the Time of Distribution.

         (b) After the Time of Distribution, each Active Washington Employee who participated in the Conexant Savings Plan prior to the Time of Distribution will be permitted to rollover his or her account balances from the Conexant Savings Plan to the Washington Savings Plan in accordance with the terms of the respective plans and applicable law; provided, however, that to the extent that any Active Washington Employee has any outstanding loans related to his or her account balances in the Conexant Savings Plan, such Active Washington Employee will not be permitted to rollover his or her account balances to the Washington Savings Plan until such loan has been repaid in full to the Conexant Savings Plan.

         (c) Effective as of the Time of Distribution, Active Washington Employees will cease to be eligible to contribute to, or receive contributions in respect of, their Conexant Savings Plan accounts. None of Washington, any other member of the Washington Group, Affiliates of the foregoing, the Washington Savings Plan or the trust thereunder will have or acquire any interest in or right to any of the assets of the Conexant Savings Plan, and Conexant will retain full power and authority with respect to the amendment and termination of the Conexant Savings Plan and the investment and disposition of assets held in the Conexant Savings Plan to the extent permitted by law.

         Section 3.02 Hourly Employees' Savings Plan. As of the Time of Distribution, Conexant will retain sponsorship of the Conexant Hourly Savings Plan. No Active Washington Employees or Former Washington Employees are eligible to participate in the Conexant Hourly Savings Plan. Accordingly, none of Washington or any member of the Washington Group will have or retain any interest in or right to any of the assets of the Conexant Hourly Savings Plan or will have any Liabilities with respect to such plan, and Conexant will have full power and authority with respect to the Conexant Hourly Savings Plan.

         Section 3.03 Non-Qualified Retirement Savings Plan. As of the Time of Distribution, Conexant will retain sponsorship of the Conexant Non-Qualified Retirement Savings Plan. Effective as of the Effective Time, each Washington Participant set forth on

Schedule 3.03 who was eligible to participate in the Conexant Non-Qualified Savings Plan prior to the Time of Distribution will be treated as having terminated employment with Conexant and the Conexant Subsidiaries for purposes of determining his or her eligibility to participate in the Conexant Non-Qualified Savings Plan and will be paid his or her vested account balance pursuant to the terms of the plan. Accordingly, none of Washington or any member of the Washington Group will have or retain any interest in or right to any of the assets of the Conexant Non-Qualified Savings Plan or, except as set forth in the immediately following sentence, will have any Liabilities with respect to such plan, and Conexant will have full power and authority with respect to the Conexant Non-Qualified Savings Plan. Notwithstanding anything to the contrary in this Section 3.03, within three Business Days (as defined in the Merger Agreement) after the Time of Distribution, Washington shall pay to Conexant an amount equal to the vested account balances paid or to be paid to such Washington Participants by Conexant pursuant to the terms of the Conexant Non-Qualified Savings Plan and this Section 3.03.

                                   ARTICLE IV

                                  PENSION PLANS


                             [INTENTIONALLY OMITTED]

                                   ARTICLE V

                                   STOCK PLANS


         Section 5.01 Stock Plans. (a) Conexant and Washington will take all action necessary or appropriate so that each Conexant Split Option that is outstanding immediately prior to the Time of Distribution is adjusted pursuant to the equitable adjustment and other provisions of the applicable Conexant Stock Plan under which such Conexant Split Option was granted in the manner described in this Section 5.01. The number of shares of Conexant Common Stock subject to such adjusted Conexant Split Option and the per-share exercise price of such adjusted Conexant Split Option will be determined as set forth on
Schedule 5.01(a)(i). Each such adjusted Conexant Split Option will otherwise have the same terms and conditions as those in effect immediately prior to the adjustment. In addition, each person holding a Conexant Split Option that is outstanding immediately prior to the Time of Distribution will receive a Washington Option pursuant to the equitable adjustment and other provisions of the applicable Conexant Stock Plan under which such Conexant Split Option was granted. The number of shares of Washington Common Stock subject to such Washington Option and the per-share exercise price of such Washington Option will be determined as set forth on Schedule 5.01(a)(ii). Each such Washington Option will otherwise have substantially the same terms and conditions as the corresponding Conexant Split Option being adjusted, except that references to Conexant will be changed to refer to Washington and references to any of the Conexant Stock Plans will be changed to refer to Washington's applicable stock option plan.

         (b) Prior to the Time of Distribution, Washington will have established one or more stock option plans (the "Washington Stock Plans") the purposes of which are to provide a means for Washington to perform its obligations with respect to Washington Options derived from the Conexant Split Options and which will be substantially similar in all material respects to the corresponding Conexant Stock Plan governing the Conexant Split Option from which the Washington Option was derived and will provide that solely for purposes of vesting and treatment of the Washington Options upon termination of employment, retirement, death or disability under the Washington Stock Plan, continued employment of the holder of any Washington Option who is not an Active Washington Employee with such holder's current employer (or an Affiliate thereof) shall be treated as continued employment with Washington. From and after the Time of Distribution, Washington will retain sponsorship of and will be solely responsible for the Washington Stock Plans.

         (c) The Conexant Stock Plans will provide that solely for purposes of vesting and treatment of the Conexant Split Options upon termination of employment, retirement, death or disability under the Conexant Stock Plans, continued employment of any Active Washington Employee who holds a Conexant Split Option with Washington or Alpha (or an Affiliate thereof) shall be treated as continued employment with Conexant. From and after the Time of Distribution, Conexant will retain sponsorship of and will be solely responsible for the Conexant Stock Plans.

         (d) Conexant and Washington will take all action necessary or appropriate so that each Mindspeed March 30 Option that is outstanding immediately prior to the Time of Distribution is adjusted pursuant to the equitable adjustment and other provisions of the applicable Conexant Stock Plan under which such Mindspeed March 30 Option was granted in the manner described in this Section 5.01(d). The number of shares of Conexant Common Stock subject to such adjusted Mindspeed March 30 Option and the per-share exercise price of such adjusted Mindspeed March 30 Option will be determined as set forth on
Schedule 5.01(d). Each such adjusted Mindspeed March 30 Option will otherwise have the same terms and conditions as those in effect immediately prior to the adjustment.

                                   ARTICLE VI

                        OTHER EMPLOYEE PLANS AND MATTERS


         Section 6.01 Welfare Plans. (a) Effective as of the Effective Time, Washington or Alpha will have established, and will cover Washington Participants under, new or existing Welfare Plans and other employee welfare benefit and fringe benefit arrangements (collectively, "Washington Welfare Plans") that are comparable in the aggregate to the Welfare Plans and other employee welfare benefit and fringe benefit arrangements maintained by Conexant and its Subsidiaries (including members of the Washington Group) prior to the Time of Distribution in which Washington Participants were eligible to participate immediately prior to the Time of Distribution ("Conexant Welfare Plans"), with such changes or amendments thereto as Washington may deem appropriate.

         (b) The Washington Welfare Plans will provide for the immediate participation of those Washington Participants who participated in the corresponding Conexant Welfare Plans immediately prior to the Time of Distribution. Each of the Washington Welfare Plans will credit each Washington Participant thereunder for all Washington Welfare Plan purposes with all service and any other item which had been credited to or otherwise accumulated for the benefit of such Washington Participant under the corresponding Conexant Welfare Plans immediately prior to the Time of Distribution, including service credited toward any waiting periods and amounts credited toward any medical or health insurance deductible or co-payment (except to the extent that such crediting would result in the duplication of benefits). Without limiting the generality of the foregoing, each Washington Welfare Plan, to the extent applicable: (i) will recognize all amounts applied to deductibles, co-payments, out-of-pocket maximums and lifetime maximum benefits with respect to Washington Participants under the corresponding Conexant Welfare Plan for the plan year that includes the Time of Distribution and for prior periods (if applicable); (ii) will recognize all service credited to waiting periods with respect to Washington Participants under the corresponding Conexant Welfare Plan; (iii) will not impose any limitations on coverage of pre-existing conditions of Washington Participants, except to the extent such limitations applied to such Washington Participants under the corresponding Conexant Welfare Plan immediately prior to the Time of Distribution; and (iv) will not impose any other conditions (such as proof of good health, evidence of insurability or a requirement of a physical examination) upon the participation by Washington Participants who were participating in the corresponding Conexant Welfare Plan immediately prior to the Time of Distribution.

         (c) Effective as of the Effective Time, Washington or Alpha will have established, and will cover Active Washington Employees under, policies relating to vacation days and personal and sick days that are comparable in the aggregate to the policies relating to vacation days and personal and sick days maintained by Conexant immediately prior to the Time of Distribution. Effective as of the Time of Distribution, Washington and the Washington Subsidiaries will credit each Active Washington Employee with the unused vacation days and personal and sickness days accrued by such employee through the Time of Distribution in accordance with the vacation and personnel policies and agreements of Conexant and its Subsidiaries (including members of the Washington Group) applicable to such employee in effect immediately prior to the Time of Distribution.

         (d) (i) From and after the Time of Distribution, Washington and the Washington Subsidiaries hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) in respect of Washington Participants (and claims by or relating to Washington Participants) with respect to employee welfare and fringe benefits (including medical, dental, vision, life, travel, accident, short- and long-term disability, hospitalization, workers' compensation and other insurance benefits), whether under the Conexant Welfare Plans, the Washington Welfare Plans or otherwise, whether incurred, or arising in connection with incidents occurring, before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution. Notwithstanding the preceding sentence, Washington and the

Washington Subsidiaries will not be liable for amounts actually paid under insured Conexant Welfare Plans with respect to which Conexant and its Subsidiaries have no obligation to reimburse for claims made with respect to incidents occurring before the Time of Distribution covered thereby.

         (ii) Within 30 days after the Time of Distribution, Washington or Alpha will obtain run-off workers' compensation insurance coverage in respect of claims by or relating to Washington Participants for periods prior to the Time of Distribution, with such coverage and terms as shall be sufficient to satisfy the requirements of the California Department of Industrial Relations, Division of Workers' Compensation (the "Division") for the prompt release to Conexant of the portion of Conexant's total deposit (the "Reserve Amount") as a self-insured employer with the Division attributable to Washington Participants. Within 20 Business Days after a written request by Conexant, Washington shall pay to Conexant an amount equal to any amounts paid from the Reserve Amount in respect of workers' compensation claims by or relating to Washington Participants made during the period beginning at the Time of Distribution and ending on the date the portion of the Reserve Amount attributable to Washington Participants has been released to Conexant.

         (iii) Without limiting the generality of the foregoing and except as provided in Section 6.07, from and after the Time of Distribution, Washington and the Washington Subsidiaries (or where appropriate, the Washington Welfare Plans) hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) in respect of Washington Participants (and claims by or relating to Washington Participants) with respect to retiree health and welfare benefits and retiree life insurance benefits, whether under the Conexant Welfare Plans, the Washington Welfare Plans or otherwise, whether incurred, or arising in connection with incidents occurring, before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution.

         (e) (i) From and after the Time of Distribution, Conexant and the Conexant Subsidiaries hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) in respect of Conexant Participants (and claims by or relating to Conexant Participants) with respect to employee welfare and fringe benefits (including medical, dental, vision, life, travel, accident, short- and long-term disability, hospitalization, workers' compensation and other insurance benefits), whether under the Conexant Welfare Plans or otherwise, whether incurred, or arising in connection with incidents occurring, before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution.

         (ii) Without limiting the generality of the foregoing, from and after the Time of Distribution, Conexant and the Conexant Subsidiaries (or where appropriate, the Conexant Welfare Plans) hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) in respect of Conexant Participants (and claims by or relating to Conexant Participants) with respect to retiree health and welfare benefits and retiree life insurance benefits, whether under the Conexant Welfare Plans or otherwise, whether incurred, or arising in connection with incidents occurring, before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution.

         Section 6.02 Incentive Compensation Plans. (a) Except as set forth in
Section 6.08, effective as of the Time of Distribution, Washington hereby assumes or retains, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities (including liability for earned but unpaid incentive payments) of Conexant or any of its Subsidiaries (including members of the Washington Group) for, due to and/or attributable to Washington Participants under the Incentive Compensation Plans and all other long-term, annual and other incentive compensation plans of Conexant and its Subsidiaries (including members of the Washington Group) in effect at or prior to the Time of Distribution.

         (b) Effective as of the Time of Distribution, Conexant hereby assumes or retains, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities (including liability for earned but unpaid incentive payments) of Conexant or any of its Subsidiaries (including members of the Washington Group) for, due to and/or attributable to Pre-Distribution Group Employees under the Incentive Compensation Plans and all other long-term, annual and other incentive compensation plans of Conexant and its Subsidiaries (including members of the Washington Group) in effect at or prior to the Time of Distribution, other than those assumed by Washington pursuant to Section 6.02(a).

         (c) Conexant and Washington will cooperate in taking all actions necessary or appropriate to adjust the performance goals and other applicable terms and conditions of awards under the Incentive Compensation Plans and such other incentive compensation plans and arrangements for performance periods that begin before and end after the Time of Distribution as appropriate to reflect the Distribution. Without limiting the generality of the foregoing, for purposes of any Conexant restricted stock awards held by any Active Washington Employee, continued employment of such employee with Washington or Alpha (or an Affiliate thereof) following the Time of Distribution shall be treated as continued employment with Conexant.

         (d) Notwithstanding anything to the contrary in Sections 6.02(a) through (c), nothing in this Section 6.02 will prevent either Conexant or Washington from amending or terminating in accordance with the terms thereof any existing, or implementing any future, incentive compensation plans and arrangements on such terms as Conexant or Washington may determine in their sole discretion after the Time of Distribution.

         Section 6.03 Deferred Compensation Plan. As of the Time of Distribution, Conexant will retain sponsorship of the Conexant Deferred Compensation Plan and the related Conexant Deferred Compensation Plan Rabbi Trust. No Active Washington Employees or Former Washington Employees participate in the Conexant Deferred Compensation Plan. Accordingly, none of Washington or any member of the Washington

Group will have or retain any interest in or right to any of the assets of the Conexant Deferred Compensation Plan or the Conexant Deferred Compensation Plan Rabbi Trust or will have any Liabilities with respect to such plan or trust, and Conexant will have full power and authority with respect to the Conexant Deferred Compensation Plan and the Conexant Deferred Compensation Plan Rabbi Trust.

         Section 6.04 Severance Pay. (a) Conexant, Washington and Alpha acknowledge and agree that the transactions contemplated by the Transaction Agreements will not constitute a severance of employment of any employee of Conexant or any of its Subsidiaries (including members of the Washington Group) prior to or as a result of the transactions contemplated thereby, and that individuals who, in connection with the Distribution, become Active Conexant Employees or Active Washington Employees pursuant to this Agreement will not be deemed to have experienced a termination, layoff or severance of employment from Conexant and its Subsidiaries (including members of the Washington Group), in each case for purposes of any policy, plan, program or agreement of Conexant or any of its Subsidiaries (including any member of the Washington Group) that provides for the payment of severance, salary continuation or similar benefits.

         (b) Washington and the Washington Subsidiaries hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) in connection with claims made by or on behalf of Washington Participants in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination (whether voluntary or involuntary) of any such person's employment, whether such termination or alleged termination occurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any employment, collective bargaining or other agreement or under any Federal, state, local, provincial or foreign law).

         (c) Conexant and the Conexant Subsidiaries hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) in connection with claims made by or on behalf of Pre-Distribution Group Employees in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination (whether voluntary or involuntary) of any such person's employment, whether such termination or alleged termination occurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any employment, collective bargaining or other agreement or under any Federal, state, local, provincial or foreign law), other than those expressly assumed by Washington pursuant to Section 6.04(b).

         Section 6.05 Employment, Consulting and Other Employee Related Agreements. (a) Effective as of the Time of Distribution, Washington and the Washington Subsidiaries hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) relating to all Washington Participants under their respective employment, consulting, separation, arbitration and other employee related agreements with any member of the Pre-Distribution Group, as the same are in effect immediately prior to the Time of Distribution.

         (b) Effective as of the Time of Distribution, Conexant and the Conexant Subsidiaries hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) relating to all Pre-Distribution Group Employees under their respective employment, consulting, separation, arbitration and other employee related agreements with any member of the Pre-Distribution Group, as the same are in effect immediately prior to the Time of Distribution, other than those expressly assumed by Washington pursuant to Section 6.05(a).

         Section 6.06 Employee Stock Purchase Plans. (a) Effective as of the Effective Time, Alpha will have established, and will cover eligible Active Washington Employees under, (i) an employee stock purchase plan which is comparable to the Conexant 2001 ESPP (the "Washington ESPP") and (ii) a non-qualified employee stock purchase plan which is comparable in all material respects to the Conexant Non-Qualified ESPP (the "Washington Non-Qualified ESPP"). Each of the Washington ESPP and the Washington Non-Qualified ESPP will credit each participating Active Washington Employee thereunder for purposes of eligibility and vesting with all service which had been credited to such employee for such purposes under the Conexant 2001 ESPP and the Conexant Non-Qualified ESPP, respectively, immediately prior to the Time of Distribution.

         (b) Nothing contained in this Agreement shall require Conexant, Washington or Alpha to continue to maintain any employee stock purchase plan, program, or arrangement following the Time of Distribution.

         (c) As of the Time of Distribution, Conexant will retain sponsorship of the Conexant 2001 ESPP, the Conexant Non-Qualified ESPP and the Conexant 1999 ESPP. Effective as of the Effective Time, each Active Washington Employee will be treated as having terminated employment with Conexant and the Conexant Subsidiaries for purposes of determining his or her eligibility to participate in the Conexant 2001 ESPP, the Conexant Non-Qualified ESPP and the Conexant 1999 ESPP. Accordingly, none of Washington or any member of the Washington Group will have or retain any interest in or right to any of the assets of the Conexant 2001 ESPP, the Conexant Non-Qualified ESPP and the Conexant 1999 ESPP or will have any Liabilities with respect to such plans, and Conexant will have full power and authority with respect to the Conexant 2001 ESPP, the Conexant Non-Qualified ESPP and the Conexant 1999 ESPP.

Section 6.07 VERP. (a) Effective as of the Effective Time, Washington or Alpha will have established a new voluntary early retirement program (the "Washington VERP"), the purpose of which will be to provide benefits to Washington Participants who participate in the Conexant VERP immediately prior to the Time of Distribution, and a trust related thereto (the "Washington VERP Trust"). The Washington VERP will be substantially similar in all material respects to the Conexant VERP. The Washington VERP will credit each Washington Participant thereunder for purposes of eligibility to participate and benefit accruals and all other plan purposes with all service which has been credited to such participant for such purposes under the Conexant VERP immediately prior to the Time of Distribution (except to the extent that such crediting would result in the duplication of benefits).

         (b) Effective as of the Time of Distribution, Washington and the Washington Subsidiaries hereby assume and agree to fully perform, pay and discharge, and agree to cause the Washington VERP and the Washington VERP Trust to assume, and to fully perform, pay and discharge, all accrued benefit and other Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) and of the Conexant VERP and the Conexant VERP Trust under and relating to the Conexant VERP and the Conexant VERP Trust with respect to Washington Participants who were covered under the Conexant VERP prior to the Time of Distribution.

         (c) Effective as of the Time of Distribution, Conexant and the Conexant Subsidiaries hereby retain and agree to fully perform, pay and discharge, and agree to cause the Conexant VERP and the Conexant VERP Trust to retain, and to fully perform, pay and discharge, all accrued benefit and other Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) and of the Conexant VERP and the Conexant VERP Trust under and relating to the Conexant VERP and the Conexant VERP Trust, other than those expressly assumed by Washington pursuant to Section 6.07(b).

         (d) On or prior to the Time of Distribution, Conexant will cause the Conexant VERP Trust to transfer to the Washington VERP Trust, for the benefit of Washington Participants who participated in the Conexant VERP prior to the Time of Distribution, a proportionate share of the assets of the Conexant VERP Trust, the amount of which will be equal to the product of: (i) the aggregate value of all of the assets of the Conexant VERP Trust as of the date of transfer multiplied by (ii) the quotient of (A) the actuarial present value of accumulated plan benefits under the Conexant VERP for all Washington Participants participating in the Conexant VERP as of the date of transfer divided by (B) the actuarial present value of accumulated plan benefits under the Conexant VERP for all participants participating in the Conexant VERP as of the date of transfer. For purposes of determining such actuarial present value of accumulated plan benefits under the Conexant VERP, the following actuarial assumptions will be used: (x) life expectancy of participants shall be determined using the 1985 Male and Female Group Annuity Maturity Table, (y) the average retirement age shall be age 56.3 and (z) the average annual investment return shall be 4.00%. The assets to be transferred from the Conexant VERP Trust to the Washington VERP Trust, as calculated as set forth above, will be reduced by the amount of any benefit payment to any Washington Participant under the Conexant VERP after the Time of Distribution (or the Washington VERP will otherwise promptly reimburse the Conexant VERP for any such benefit payment to a Washington Participant) and a proportional share of investment and administrative expenses. The amount of assets to be transferred from the Conexant VERP Trust to the Washington VERP Trust pursuant to this Section 6.07(d) will be calculated by

Conexant's actuary. The transfer of assets from the Conexant VERP Trust to the Washington VERP Trust will be made in cash, mutual fund account balances or other property, as determined by Conexant.

         (e) Notwithstanding anything to the contrary in this Section 6.07, in the case of retiree medical and life insurance benefits provided to participants in the Conexant VERP on account of a retiree medical and life insurance benefit program sponsored by a predecessor of Conexant, Washington hereby agrees to assume responsibility for administering and providing such benefits to Washington Participants after the Time of Distribution and will establish not later than August 31, 2002 a new retiree medical and life insurance program substantially similar in all material respects to the Conexant retiree medical and life insurance program to provide benefits to Washington Participants who participate in the Conexant retiree medical and life insurance program immediately prior to the Time of Distribution; provided, however, that during a transition period ending not later than August 31, 2002, Conexant will continue to administer and provide such benefits to Washington Participants on behalf of Washington at Washington's expense; provided, further, that Washington will reimburse Conexant for all all-out-pocket fees, costs and expenses of administering and providing such benefits to Washington Participants incurred by Conexant during the transition period, including, but not limited to (i) Sageo administration fees, including any implementation costs not billed directly to Washington in connection with setting up the new Washington retiree medical and life insurance benefit program, (ii) ASO, stop loss and any related fees payable to BlueShield of California for self-insured claims administration for the Catastrophic, PPO and Indemnity Plans in which Washington Participants are currently enrolled under the Conexant retiree medical and life insurance program, (iii) claims incurred under any of the Catastrophic, PPO and Indemnity Plans, as well as payment of runout claims, with respect to Washington Participants, (iv) HMO and Medicare Risk premiums payable to HealthNet HMO with respect to Washington Participants, (v) life insurance premiums payable to John Hancock Life with respect to Washington Participants and (vi) other fees and expenses incurred to segregate Washington Participant fees and claims.

         Section 6.08 Performance Share Plan. As of the Time of Distribution, Conexant will retain sponsorship of the Conexant Performance Share Plan. Effective as of the Effective Time, each Active Washington Employee will be treated as having terminated employment with Conexant and the Conexant Subsidiaries for purposes of determining his or her eligibility to participate in the Conexant Performance Share Plan and will have no rights to any payment under such plan from and after the Time of Distribution, other than any rights to any payments for awards previously vested and earned pursuant to the terms of the plan. None of Washington or any member of the Washington Group will have or retain any interest in or right to any of the assets of the Conexant Performance Share Plan or will have any Liabilities with respect to such plan, and Conexant will have full power and authority with respect to the Conexant Performance Share Plan.

         Section 6.09 Other Liabilities. (a) From and after the Time of Distribution, except as specifically set forth in this Agreement, Washington and the Washington Subsidiaries hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) arising out of or relating to the employment of Washington Participants by any member of the Pre-Distribution Group, whether pursuant to benefit plans or otherwise and whether such Liabilities arose before, at or after the Time of Distribution or any claim is made with respect thereto before, at or after the Time of Distribution; provided, however, that nothing in this Agreement shall be construed as obligating Washington, the Washington Subsidiaries or Alpha to assume any obligation with respect to any defined benefit pension plan, other than the Washington VERP.

         (b) From and after the Time of Distribution, except as specifically set forth in this Agreement, Conexant and the Conexant Subsidiaries hereby assume or retain, as applicable, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities of Conexant or any of its Subsidiaries (including members of the Washington Group) arising out of or relating to the employment of Pre-Distribution Group Employees by any member of the Pre-Distribution Group, whether pursuant to benefit plans or otherwise and whether such Liabilities arose before, at or after the Time of Distribution or any claim is made with respect thereto before, at or after the Time of Distribution, other than those expressly assumed by Washington pursuant to
Section 6.09(a).

                                  ARTICLE VII

                                  MISCELLANEOUS


         Section 7.01 Indemnification. All Liabilities retained or assumed by or allocated to Washington, any Washington Subsidiary or Alpha pursuant to this Agreement will be deemed to be Washington Liabilities (as defined in the Distribution Agreement), and all Liabilities retained or assumed by or allocated to Conexant or any Conexant Subsidiary pursuant to this Agreement will be deemed to be Conexant Liabilities (as defined in the Distribution Agreement), and, in each case, will be subject to the indemnification provisions set forth in
Article IV of the Distribution Agreement.

         Section 7.02 Sharing of Information. Each of Conexant, Washington and Alpha will, and will cause each of their respective Subsidiaries to, provide to the other parties all such Information in its possession as the other parties may reasonably request to enable the requesting party to administer its employee benefit plans and programs, and to determine the scope of, and fulfill, its obligations under this Agreement. Such Information will, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event will the party providing such Information be obligated to incur any out-of-pocket expense not reimbursed by the party making such request, nor to make such Information available outside its normal business hours and premises. Any Information shared or exchanged pursuant to this Agreement will be subject to the confidentiality requirements set forth in the Distribution Agreement.

         Section 7.03 Entire Agreement; Construction. This Agreement, the Distribution Agreement and the other Ancillary Agreements, including any schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. Notwithstanding any other provisions in the Transaction Agreements to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement, the provisions of this Agreement will control.

         Section 7.04 Survival of Agreements. Except as otherwise contemplated by the Transaction Agreements, all covenants and agreements of the parties contained in this Agreement will remain in full force and effect and survive the Time of Distribution.

         Section 7.05 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         Section 7.06 Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand, telecopied, e-mailed or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, when e-mail confirmation is received if delivered by e-mail, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth in Section 7.04 of the Distribution Agreement (provided that such notices, requests, claims, demands and other communications to Alpha shall be addressed to Alpha at the same notice address set forth for Washington in Section 7.04 of the Distribution Agreement), or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         Section 7.07 Amendments. This Agreement cannot be amended, modified or supplemented except by a written agreement executed by each party affected thereby.

         Section 7.08 Assignment. No party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties in their sole and absolute discretion. Notwithstanding the foregoing, any party may (without obtaining any consent) assign, delegate or sublicense all or any portion of its rights and obligations hereunder to (i) the surviving entity resulting from a merger or consolidation involving such party, (ii) the acquiring entity in a sale or other disposition of all or substantially all of the assets of such party as a whole or of any line of business or division of such party, or (iii) any other Person that is created as a result of a spin-off from, or similar reorganization transaction of, such party or any line of business or division of such party. In the event of an assignment pursuant to (ii) or (iii) above, the nonassigning party shall, at the assigning party's request, use good faith commercially reasonable efforts to enter into separate agreements with each of the resulting entities and take such further actions as may be reasonably required to assure that the rights and obligations under this Agreement are preserved, in the aggregate, and divided equitably between such resulting entities. Any conveyance, assignment or transfer requiring the prior written consent of another party pursuant to this
Section 7.08 which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

         Section 7.09 Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to schedules are to schedules to this Agreement. Unless otherwise specified, all references contained in this Agreement, in any schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars or $ will mean United States Dollars.

         Section 7.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         Section 7.11 Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement. No provision of this Agreement will be construed (a) to limit the right of Conexant, any Conexant Subsidiary, Washington, any Washington Subsidiary or Alpha to amend or terminate any of their plans or (b) to create any right or entitlement whatsoever in any employee, former employee or beneficiary including a right to continued employment or to any benefit under a plan or any other benefit or compensation.

         Section 7.12 Schedules. All schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

         Section 7.13 Change of Name. On or promptly after the Distribution Date, Washington will take such actions as may be required to change the names of all employee benefit plans sponsored or maintained by Washington, any Washington Subsidiary or Alpha to eliminate therefrom any reference to "Conexant", "Conexant Systems", "Conexant Systems, Inc." or any derivative thereof.

         Section 7.14 Waivers; Remedies. No failure or delay on the part of Conexant, Washington or Alpha in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of Conexant, Washington or Alpha of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

         Section 7.15 Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

         Section 7.16 Performance. Conexant will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Conexant Subsidiary. Washington will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Washington Subsidiary. Alpha will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of Alpha. In addition, Alpha and Conexant acknowledge that from and after the Effective Time (as defined in the Merger Agreement), Alpha will succeed to all rights, obligations and Liabilities of Washington under this Agreement.

         Section 7.17 Dispute Resolution. Any dispute, claim or controversy arising out of or relating to any provision of this Agreement or the breach, performance or validity thereof will be resolved in accordance with the procedures set forth in Section 7.05 of the Distribution Agreement.

         Section 7.18 Cooperation. Conexant, Washington and Alpha will cooperate in taking all such action as may be necessary or appropriate to implement the provisions of this Agreement, including making all appropriate filings as may be required under ERISA or the Code, the regulations thereunder and any other applicable laws, exchanging and sharing all appropriate records, amending plan, trust, record keeping and other related documents and implementing all appropriate communications with participants.

         Section 7.19 Interpretation. Any reference to any Federal, state, local, provincial or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation" and (iv) all references to any plan shall be deemed to include any amendments thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first hereinabove written.


                                      CONEXANT SYSTEMS, INC.


                                      By: /s/ DENNIS E. O'REILLY
                                          --------------------------------------
                                          Name:  Dennis E. O'Reilly
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary



                                      WASHINGTON SUB, INC.


                                      By: /s/ DENNIS E. O'REILLY
                                          --------------------------------------
                                          Name:  Dennis E. O'Reilly
                                          Title: Vice President and Secretary



                                      ALPHA INDUSTRIES, INC.


                                      By: /s/ PAUL E. VINCENT
                                          --------------------------------------
                                          Name:  Paul E. Vincent
                                          Title: Vice President, Chief Financial
                                                 Officer, Treasurer & Secretary